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                                                                   EXHIBIT 10.43

                            SECURED PROMISSORY NOTE



Amount:  $350,000                                            Detroit, Michigan
                                                             December 23, 1996




     FOR VALUE RECEIVED, Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation ("Borrower"), promises to pay to the order of Sun Pharma Global, Inc., a company registered in the British Virgin Islands with administrative offices at P.O. Box 12850, Dubai, U.A.E. ("Lender"), or at such other place as Lender may designate in writing, the principal sum of Three Hundred Fifty Thousand and 00/100 ($350,000) Dollars, together with interest at 10.0% per annum. This Secured Promissory Note (the "Note") shall mature, and all principal outstanding hereunder, together with all accrued and unpaid interest thereon shall be due and payable on (A) the earlier of (i) March 27, 1997, (ii) the closing of a transaction pursuant to which Sun Pharmaceutical Industries Limited ("Sun Pharmaceutical") or an affiliate acquires 5.3 million shares of the Common Stock of Borrower (the "Proposed Transaction") or (iii) 20 days after delivery of a written notice by Sun Pharmaceutical to Borrower that Lender does not intend to proceed with and/or continue negotiations regarding the Proposed Transaction, unless such failure to proceed constitutes a breach of any legal obligation which Sun Pharmaceutical may hereafter incur in writing or (B) in any event, upon the occurrence of a Default as defined pursuant to the Security Agreement (as defined below). In the event the outstanding principal and interest hereunder are not paid when due, then until such principal balance or accrued interest is paid, the outstanding principal balance and all accrued but unpaid interest thereon shall bear interest at the rate 12% per annum. Notwithstanding anything herein to the contrary, the principal and all accrued and unpaid interest thereon (in whole or in part) may, at the sole and exclusive discretion of Lender, be applied as part of the investment pursuant to any Proposed Transaction.

     Notwithstanding any other provision of this Note or any other agreement between Borrower and Lender, nothing herein shall require the Borrower to pay, or the Lender to accept, interest in an amount which subjects the holder of this Note to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law. Should Lender or any other holder of this Note receive any payment which is or would be in excess of that permitted to be charged under applicable law, such payment shall have been, and shall be deemed to have been made in error and shall be held as additional cash collateral for the indebtedness evidenced by this Note.



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     All payments on account of indebtedness evidenced by this Note shall be made not later than 11:00 a.m. Detroit time on the date due hereunder in lawful money of the United States without setoff or counterclaim whatsoever and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any governmental body, and all payments shall be first applied to any costs and expenses permitted hereunder, then accrued and unpaid interest on the outstanding principal balance with the remainder to be applied to any unpaid principal.

     This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. All payments shall be made in lawful money of the United States of America.

     This Note is secured by a Security Agreement of even date herewith ("Security Agreement") and a Subordination Agreement of even date herewith ("Subordination Agreement"), as each may be amended from time to time. Reference is hereby made to the Security Agreement and the Subordination Agreement with respect to the security given for this instrument.

     Borrower agrees to pay to Lender (or the holder of this Note) (a) all costs and expenses incurred by the Borrower or other holder hereof in collecting hereon, whether through reorganization, bankruptcy, any other proceeding or otherwise, (b) attorneys' and consultants fees and expenses in connection with any proposed refinancing or restructuring of the credit provided in this Note in the nature of a "work-out" and (c) all fees and expenses, including attorneys fees, incurred in connection with the collection of this Note or the enforcement of any of its rights under the Security Agreement or the Subordination Agreement.

     Borrower, for itself, its successors, heirs and permitted assigns, and any other parties now or hereafter liable for the payment hereof, expressly waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and diligence in collection, bringing suit or acceleration. The liability of Borrower to Lender shall be absolute and unconditional, without regard to the liability of any other party.

     This Note and all rights of Lender hereunder shall inure to the benefit of Lender's successors and assigns and shall bind Borrower and its successors and permitted assigns. Borrower shall be prohibited from assigning its obligations hereunder or under the Security Agreement or under the Subordination Agreement without the written consent of Lender.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall




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nonetheless continue in full force and effect without being impaired or invalidated in any way.

     NEITHER LENDER NOR ANY OF ITS EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE LIABLE TO BORROWER FOR CONSEQUENTIAL OR SIMILAR DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT RELATING HERETO.

     BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO. THIS WAIVER IS INFORMED AND FREELY MADE.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and year executed below Borrower's signature.


         WITNESSES             CARACO PHARMACEUTICAL
                               LABORATORIES, LTD.,
                               a Michigan corporation

          Jay F. Joliat        By:      /s/William R. Hurd
         --------------------           ------------------------------
                                        William R. Hurd
                               Its:     President
          David A. Hagelstein
         --------------------

                               Date:    December 23, 1996
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